EXHIBIT 99.1


Mainland Resources, Inc.
20333 SH 249, Suite 200
Houston, Texas 77070                [Mainland Resources, Inc. Logo Appears Here]
info@mainlandresources.com


NEWS RELEASE


    Mainland Resources, Inc. and American Exploration Corp. Enter Into Letter
                Agreement To Jointly Develop Mississippi Acreage

     Houston, Texas / PR Newswire - Sept. 17 2009 -Mainland Resources, Inc., (OTCBB:MNLU 5MN-Frankfurt) a Nevada Corporation (the "Company") and American Exploration Corp. ("American"), (OTCBB:AEXP EQO-Frankfurt) have entered into a Letter Agreement to jointly develop their contiguous acreage in Mississippi.

     Mainland Resources will commit approximately 8500 net acres and American Exploration will commit approximately 5000 net acres to the project. This represents a total of 13,500 net acres to the composite project area.

     Mainland Resources will be the Operator of the project area and has committed to pay 80% of the initial well (drilling and completion costs) to earn a 51% working interest in the well and total project area. American has agreed to pay 20% of the initial well (drilling and completion costs) to earn a 49% working interest in the well and total project area. Future costs (ie. drilling, completions etc.) for oil and gas activities of the 13,500 net acre project area will be split on a 51%/49% basis between Mainland and American respectively.

     American recently announced it has received a shale gas analysis completed by Schlumberger evaluating the total gas in place within the Haynesville
Formation (Shale) on their 5000 net acres held in the project area. From existing well data, the assessment confirms similar reservoir attributes to those of the Haynesville Shale of northwestern Louisiana and demonstrates estimated gas in place of at least 300 Bcf/section. This places more than 2 TCF of estimated gas covering just the 5000 acres of American Exploration lands and does not include the potential gas in place amount for the additional 8500 net acres that Mainland is contributing to the project area.

     A single deep well was drilled in the 1980s on this prospect at a time when neither the technology for developing nor the understanding of shale gas reservoirs existed. The well penetrated a greatly over-thickened Haynesville shale reservoir that was completely gas charged and over pressured. The Haynesville shale on the acreage is more than eight (8) times the thickness of that found in northwestern Louisiana.

     The gas in place assessment by Schlumberger was performed having first conducted mineralogical and geochemical analyses on rock cuttings samples from the well, which penetrated the Haynesville Formation. These results were then integrated with the petrophysical log data from which the gas volumes were determined.

     The 13,500-acre project area has been completely remapped with reprocessed seismic data. The results confirm the acreage is prospective for the Haynesville shale.

     Mainland has experienced previous success in the Haynesville shale through its participation in the drilling and completion of two producing wells in DeSoto parish, Louisiana. Mainland expects to complete a third well in DeSoto parish in the fourth quarter of 2009 or the first quarter of 2010.

     Company President Mike Newport states, "We are very fortunate and excited to participate in this project area with American Exploration with such a large acreage position. The Haynesville Shale is the top gas play in North America and we feel this is one of the best new shale prospects in the region. This project could add tremendous value to our company."

     About Mainland Resources, Inc.

     Mainland Resources is a junior company engaged in the exploration and development of oil and gas resources. The Company's current initiatives are focused on the acquisition and development of leases in emerging gas regions with the potential for discoveries including the Haynesville shale.

     See: www.mainlandresources.com for more information.

       Symbol:    MNLU - OTCBB, Symbol: 5MN; Frankfurt, WKN No.: A0ND6N

       Contact:   Investor Relations (USA)
                  Tel. 281-469-5990

                  Investor Relations (Europe)
                  Tel. +49-69-7593-8408

SAFE HARBOR STATEMENT -THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STATEMENTS IN THIS NEWS RELEASE, WHICH ARE NOT PURELY HISTORICAL, ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE.

EXCEPT FOR THE HISTORICAL INFORMATION PRESENTED HEREIN, MATTERS DISCUSSED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS "ESTIMATE," "ANTICIPATE," "BELIEVE," "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. RISKS AND UNCERTAINTIES FOR THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH PROPERTY DEVELOPMENT AND FUNDING AS WELL AS THE RISKS SHOWN IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-KSB AND ON FORM 10-QSB AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH THE REGULATORY APPROVAL PROCESS, COMPETITIVE COMPANIES, FUTURE CAPITAL REQUIREMENTS AND THE COMPANY'S ABILITY AND LEVEL OF SUPPORT FOR ITS EXPLORATION AND DEVELOPMENT ACTIVITIES. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S DEVELOPMENT EFFORTS WILL SUCCEED AND THE COMPANY WILL ULTIMATELY ACHIEVE COMMERCIAL SUCCESS. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS NEWS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THOSE BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSIDER ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

THIS NEWS RELEASE HAS BEEN PREPARED BY MANAGEMENT OF THE COMPANY WHO TAKES FULL RESPONSIBILITY FOR ITS CONTENTS. EACH OF THE NASD, THE SEC AND THE OTCBB NEITHER APPROVES NOR DISAPPROVES OF THE CONTENTS OF THIS NEWS RELEASE. THIS NEWS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.